Exhibit 10.7

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Original Issue Date: November 21, 2023	Original Principal Amount: $1,000,000

TENON MEDICAL, INC.

SECURED NOTE

THIS SECURED NOTE is one of a series of duly authorized and validly issued secured promissory notes of Tenon Medical, Inc., a Delaware corporation (the “Company”), designated as its Secured Note (this note, this “Note” and, collectively with the other notes of such series, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to Ascent Special Ventures LLC, or registered assigns (“Holder”), the principal sum of ONE MILLION DOLLARS ($1,000,000) on the first anniversary of the Original Issue Date set forth hereinabove, or such earlier date as this Note is required to be repaid following the occurrence of an Event of Default (as the case may be, the “Maturity Date”). The Company further promises to pay interest to the Holder on the aggregate then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings and capitalized but undefined terms have the meanings set forth in the Purchase Agreement:

“Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof, (b) there is commenced against the Company or any Subsidiary thereof any such case or proceeding that is not dismissed within 45 days after commencement, (c) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Subsidiary thereof suffers any appointment of any custodian, receiver, trustee or the like for it or any substantial part of its property that is not discharged or stayed within 45 calendar days after such appointment, (e) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, or (h) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the State of Delaware are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the State of Delaware are generally are open for use by customers on such day.

“Event of Default” shall have the meaning set forth in Section 3(a).

“Fundamental Transaction” means any one of the following transactions: (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company or any Subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance, or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer, or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of common stock are permitted to sell, tender, or exchange their shares for other securities, cash, or property and has been accepted by the holders of 50% or more of the outstanding common stock or 50% or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization, or recapitalization of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash, or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger, or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding shares of common stock or 50% or more of the voting power of the common equity of the Company.

“Indebtedness” means any liabilities of the Company for borrowed money or amounts owed and all guaranties made by the Company of borrowed money or amounts owed by others.

“Original Issue Date” means the date of the first issuance of this Note as set forth hereinabove, regardless of any transfers of this Note and regardless of the number of instruments which may be issued to this Notes.

“Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the Purchase Agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the Purchase Agreement.

“Payment Amount” means, at any time, the sum of: (a) the then outstanding principal amount of this Note plus (b) all then accrued but unpaid interest hereunder plus (c) all other amounts, costs and expenses (if any) due in respect of this Note.

“Preferred Stock Payment Conditions” means with respect to any date of determination (i) the Stockholder Approval shall have been obtained which may be evidenced by Company’s receipt of the Certificate and Report of Inspector of Election for the Special Meeting, and (ii) the Company shall have received on such date written commitments from investors to purchase at least $3,750,000 of Series A Preferred Stock.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of November 20, 2023, by and among the Company and the original holders of Notes, as amended.

“Series A Preferred Sock” shall have the meaning set forth in the Purchase Agreement.

“Stockholder Approval” shall have the meaning set forth in the Purchase Agreement.

“Subsidiary” means any direct or indirect subsidiary of the Company.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

Section 2. Interest, Payment and Pre-Payment.

(a) Interest. Interest shall accrue on the outstanding principal amount his Note at an annual rate of ten percent (10%), compounded monthly, and shall be payable in full (as part of the Payment Amount) on the Maturity Date; provided, however, that such interest shall accrue at any annual rate of twelve percent (12%), compounded monthly, from and after the date that an Event of Default has occurred. Such interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages (if any) and other amounts which may become due hereunder, has been made.

(b) Payment and Prepayment.

(i) On the Maturity Date, the entire Payment Amount shall become due and payable in cash (except as may be paid pursuant to clause (ii) below). The Company may prepay this Note (together with all other Notes) in full (but not in part) in cash at any time after the Original Issue Date in an amount equal to the Payment Amount without any penalty.

(ii) If the Preferred Stock Payment Conditions have been satisfied on or before the Maturity Date, the Company and the Holder shall, in conjunction with the closing of the issuance of at least $3,750,000 of Series A Preferred Stock to cash investors, exchange the Note and all amounts owing thereunder for a number of shares of Series A Preferred Stock equal to the Payment Amount as of the date of such exchange divided by the per share stated value of the Series A Preferred Stock (which shall not be greater than the per share cash consideration paid by the cash investors in the Series A Preferred Stock).

(iii) If, at any time while this Note is outstanding, a Fundamental Transaction has been consummated, the Holder shall have the right to convert the Payment Amount (in full and not in part), as of the date of such conversion, into a number of shares of common stock equal to the such Payment Amount divided by the Minimum Price and receive the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock equal to the number of converted shares issuable to the Holder pursuant to this clause (iii). Upon the exercise of the Holder’s option hereunder the Note shall be paid in full and the Company shall have no further obligations to the Holder under the Note. If holders of common stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the alternate consideration it receives pursuant to this clause (iii).

Section 3. Events of Default.

(a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default or failure in the payment of (A) the principal amount of this Note, or (B) interest and other amounts owing under this Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise);

(ii) any representation or warranty made in the Transaction Documents or any written statement pursuant to the Transaction Documents shall be untrue or incorrect in any material respect as of the date when made;

(iii) the Company fails or neglects to perform, keep, or observe (x) Section 8(b) of the Security Agreement, or (y) any other material term, provision, condition, covenant or agreement contained in this Agreement, the Security Agreement or the Warrants, and such failure or neglect under this subclause (y) remains uncured for fifteen (15) days after the occurrence thereof;

(iv) the Company or any Subsidiary shall be subject to a Bankruptcy Event;

(v) the Company or any Subsidiary shall incur any Indebtedness on or after the Original Issue Date (other than unsecured trade payables and other unsecured business obligations incurred in the ordinary course of business); or

(vi) a final non-appealable judgment by any competent court in Canada or the United States for the payment of money in an amount of at least $100,000 is rendered against the Company, and the same remains undischarged and unpaid for a period of 45 days during which execution of such judgment is not effectively stayed.

(b) Remedies Upon Event of Default. If any Event of Default occurs, (i) the Payment Amount as of the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash and (ii) the interest rate on this Note will increase in accordance with Section 2(a) of this Note.

Section 4. Miscellaneous.

(a) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages (if any) and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note is a senior obligation of the Company, is secured under the Security Agreement, and ranks pari passu with all other Notes now or hereafter issued.

(b) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

(c) Governing Law, Etc. This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Delaware. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be determined in accordance with Section 5.9 of the Purchase Agreement.

(d) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

(e) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(f) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the immediately preceding Business Day.

(g) Headings. The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(h) Amendments; Waivers. Any modifications, amendments or waivers of the provisions hereof shall require the prior written consent or approval of the Holder.

(i) Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by any Holder in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained herein, it is expressly agreed and provided that the total liability of the Company under this Note for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”).

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

TENON MEDICAL, INC., as Company

By:	/s/ Steven M. Foster
	Name:	Steven M. Foster
	Title:	President & CEO

ACKNOWLEDGED AND AGREED:

ASCENT SPECIAL VENTURES LLC, as Holder

By:	/s/ Steve Hochberg
Name:	Steve Hochberg
Title:	Managing Partner